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                                                                    EXHIBIT 10.9



                            INVESTOR RIGHTS AGREEMENT


        This INVESTOR RIGHTS AGREEMENT is made as of November 11, 1999, by and among FitnessAge, Inc., a Nevada corporation (the "Company") and Natural Alternatives International, Inc., a Delaware corporation (the "Investor").

                                    RECITALS

        WHEREAS, the Company proposes to borrow a total of $750,000 in two tranches from the Investor pursuant to Convertible Promissory Notes ("Notes") and Loan Agreement (collectively "Notes and Loan Agreement") of even date herewith;

        WHEREAS, the Company proposes to issue a Warrant to purchase 150,000 shares of common stock of the Company ("Warrant") to Investor in connection with the Notes and Loan Agreement;

        WHEREAS, as a condition of entering into the Notes and Loan Agreement, the Investor has requested that the Company extend to it registration rights, information rights and certain other rights as set forth below, and the Company is willing to grant such rights to the Investor;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein and in the Notes and Loan Agreement, the parties mutually agree as follows:

        1.     DEFINITIONS

        As used in this Agreement, the following terms shall have the following respective meanings:

               "Act" means the Securities Act of 1933, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.12 hereof.

               "Initial Offering" means the Company's initial public offering of its Common Stock registered under the Act.

               "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.


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               "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of the Notes (ii) the shares of Common Stock issuable or issued upon exercise of the Warrant and (iii) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right, the Notes, or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) and/or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a private transaction in which the transferor's rights under Section 2 are not assigned or assignable and any Registrable Securities sold to the public pursuant to a registration statement or Rule 144 promulgated under the Act. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Securities as is appropriate in order to prevent any dilution of the rights granted herein.

               "Registrable Securities then outstanding" means (i) the aggregate number of shares of Common Stock outstanding and (ii) the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities, that are Registrable Securities.

               "SEC" means the Securities and Exchange Commission.

               "Shares" means any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock.

        2.     REGISTRATION RIGHTS

               2.1    Demand Registration.

               (a) Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities then outstanding, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered, provided, however, the rights in this Section 2.1(a) shall not be exercisable until 60 days after the Initial Offering of the Company.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.1(a) or
Section 2.2(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter or underwriters shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section
2.1 or



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Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.1:

                      (i) after the fifth anniversary of the date of the Loan Agreement; or

                      (ii) after the Company has effected one (1) registration pursuant to this Section 2.1, and such registration has been declared or ordered effective; or

                      (iii) prior to sixty (60) days following the effective date of a registration statement pertaining to the Initial Offering.

        2.2    Piggyback Registrations.

               (a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to the Initial Offering or secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Act) and will afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (b) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated,



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first, to the Common Stock the Company proposes to sell; second, the Common
Stock the founders and Company executives propose to sell; and third, to any stockholder of the Company and the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partner and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rate reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.


               2.3 Obligations of the Company. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred eighty (180) days provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions, including



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California, as shall be reasonably requested by the Holders and do any and all other acts and things which may be necessary or advisable to enable the Holders to consummate the public sale or other disposition in California and in such jurisdiction where the securities are owned by such Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting also shall enter into and perform its obligations under such an agreement.

                      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (g) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                      (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                      (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as shall be required to effect the registration of such Holder's Registrable Securities.



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               2.5 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.1 and Section 2.2 for each Holder, including (without limitation) all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements, not to exceed fifteen thousand dollars ($15,000), of one counsel for the selling Holders), but excluding underwriting discounts and commissions relating to Registrable Securities.

               2.6    Underwriting Requirements.

                      (a) In connection with any offering involving an underwriting of Shares, the Company shall not be required under Section 2.1 or
2.2 to include any of the Registrable Securities in such underwriting unless the Holders of a majority of the Registrable Securities that indicated interest in including their Registrable Securities in the underwriting accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company.

                      (b) If the total number of Shares, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of Shares to be sold (other than by the Company) that the underwriters determine, in their sole discretion, will be compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Shares, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering.

               With respect to a demand registration under Section 2.1, the Shares held by selling shareholders to be included in such offering shall be apportioned pro rata among the selling shareholders according to the total number of Shares entitled to be included therein owned by each selling shareholder or in such other proportions as they shall mutually agree, but in no event shall (i) the number of Registrable Securities included in the offering be reduced below fifty percent (50%) of the total number of Shares (including Shares sold by the Company) included in such offering, unless such offering is the Initial Offering in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included; or (ii) any shares being sold by a shareholder exercising a demand registration right be excluded from such offering, notwithstanding (i) above.

                      (c) In apportioning the Shares in accordance with subsection 2.6(b), if a "selling shareholder" is a Holder of Registrable Securities and a partnership or corporation, then the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate number of shares having registration rights owned by all entities and individuals deemed to be such "selling shareholder."



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               2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements made therein not misleading; or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided; however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                      (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person or any such underwriter or Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, however, that in no event shall any indemnity under this subsection 2.8(b) exceed the net proceeds from the offering received by such Holder.



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                      (c) Promptly after receipt by an indemnified party under
this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                      (d) If the indemnification provided for in this Section
2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                      (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

                      (f) The obligations of the Company and Holders under this
Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

               2.9 Exchange Act Reports. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:



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                      (a) make and keep public information available, as those
terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the registration statement pertaining to the Initial Offering;

                      (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to use Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                      (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                      (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act, and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

               2.10 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and the managing underwriter of the Initial Offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                      (a) such agreement shall be applicable only with respect to the Initial Offering;

                      (b) all officers and directors of the Company, all other persons with registration rights (whether or not pursuant to this Agreement) and all shareholders who are required by the underwriter to execute lock-ups enter into similar agreements;

                      (c) such market stand-off time period shall not exceed one hundred eighty (180) days after the effective date of the registration statement pertaining to the Initial Offering; and

                      (d) such agreement shall not apply to any Registrable Securities included in the registration statement pertaining to the Initial Offering.



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               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of the period.

               Notwithstanding the foregoing, the obligations described in this
Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

               2.11 Limitation on Subsequent Registration Rights. From and after the date this Agreement is signed, the Company shall not enter into any agreement granting any holder, or prospective holder of any securities of the Company, registration rights with respect to such securities without the written consent of the Holders of a majority of the Registrable Securities then outstanding, unless: (i) such other registration rights are equal to or subordinate to the registration rights granted to the Holders hereunder; and
(ii) the holders of such rights are subject to market standoff obligations no more favorable to such persons than those contained herein.

               2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(i) is a subsidiary, parent, affiliate, general partner, limited partner or retired partner of a Holder, or (ii) is a Holder's family member or trust for the benefit of an individual Holder. No assignment of Registrable Securities pursuant to this Section 2.12 shall be effective unless (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

               2.13   Termination of Registration Rights.

                      (a) No Holder shall be entitled to exercise any right provided for in this Section 2 after five (5) years following the closing of the Initial Offering.

                      (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 2 shall terminate on such date, after the closing of the Initial Offering, that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 2.13(b) shall not apply to any Holder who owns at least one percent (1%) of the Company's outstanding stock.

               3.     COVENANTS OF THE COMPANY

               3.1    Delivery of Financial Statements.

                      (a) The Company shall deliver to each Holder or instead, to the Investor:

                             (i) as soon as practicable, but in any event within
ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance



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

sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants selected by the Company's Board of Directors; and

                             (ii) as soon as practicable, but in any event
within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, together with an instrument executed by the Chief Financial Officer or President of the Company certifying that such financial reports were prepared in accordance with GAAP consistently applied with prior practices for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments.

                      (b) The Company shall deliver to each Holder who holds Registrable Securities (or Common Stock issued or issuable upon exercise or conversion thereof, as adjusted for stock splits, stock dividends and the like):

                             (i) as soon as practicable, but in any event thirty
(30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on at least a quarterly basis, including balance sheets and statements of cash flows for such quarters or other such periods (the "Annual Financial Plan"), and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                             (ii) such other information relating to the
financial condition, business, prospects or corporate affairs of the Company as any of such Holders or any assignee of any of such Holders may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection 3.1(b)(ii) or any other subsection of Section 3.1 to provide information that it deems in good faith to be a trade secret or similar confidential information unless the Holder or Holders provide assurances in writing to the Company that it will maintain the confidentiality of the information.

               3.2 Inspection. The Company shall permit each Holder, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information unless such Holder provides assurances in writing to the Company that it will maintain the confidentiality of the information.

               3.3 Meeting of Directors, Committees and Appointment of Director Rights. The Company shall:

                      (a) Hold meetings of the Board of Directors on not less than a quarterly basis;



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

                      (b) Permit the Investor to have one representative nominated to the Board of Directors of the Company ("Board"). The Company shall have the right to approve any individual requested by the Investor to be nominated to be a member of the Board, which approval shall not be unreasonably withheld. The Company shall take such actions as may be necessary to ensure that such individual is duly appointed or elected as director of the Company and remains a director until the earlier of (i) the Initial Offering; or (ii) there is no amount remaining outstanding pursuant to this Loan or the Notes. In the event Investor declines to nominate a representative as a member of the Board, Investor shall have the right to have a representative attend all meetings in a non-voting capacity;

                      (c) Send to such Investor representative the notice of the time and place of each such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members; and

                      (d) Provide to such Investor representative copies of all notices, reports, minutes and consents at the same time and in the same manner as they are provided to the Board or any committee members; provided that Company may require as a condition precedent to these rights that each person proposing to attend any Board meeting and each person who will have access to any of the information provided by Company to the Board, who is not a member of the Board, shall agree to hold in confidence and trust, and to act in a fiduciary manner with respect to, all such information received during such meetings or otherwise; and provided further that Company reserves the right not to provide information and to exclude such representative from any meeting or portion of any meeting if delivery of the information or attendance at the meeting or portion of such meeting by such representative would result in trade secrets disclosure to such representative or would adversely affect the attorney-client privilege between Company and its counsel or if such representative is affiliated with a direct competitor of Company.

               3.4 Expenses of Directors. Company shall promptly reimburse in full the Investor representative for all reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee of the Board.

               3.5 Indemnification. At all times, Company shall maintain provisions in its articles of incorporation and bylaws exculpating and indemnifying all directors from and against liability, to the maximum extent permitted under the laws of the State of Nevada.

               3.6 Records and Books of Account. Company shall keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

               3.7 Certain Operating Covenants. Without the consent of the Holders of a majority of the Registrable Securities, the Company shall not:

                      (d) declare or pay dividends on the Company's capital stock;



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

                      (e) make any loan or guarantee (excluding accounts receivable) senior to the Notes and Loan Agreement;

               3.8 Confidentiality and Employee Inventions Agreements. The Company shall cause each of its officers, employees, consultants and independent contractors to enter into a confidentiality and inventions agreement with the Company that restricts the disclosure of the Company's proprietary information to third parties and provides for assignment to the Company of all inventions and intellectual property created and developed by such employees, consultants and contractors in the course of their employment or engagement, as the case may be, by the Company.

               3.9 Termination of Covenants. The covenants set forth in this
Section 3 shall, except as otherwise specifically provided, terminate and be of no further force or effect upon the earlier of:

                      (a) the effective date of the Registration Statement pertaining to the Initial Offering;

                      (b) the closing date of (i) a sale, lease or other disposition of all or substantially all of the Company's assets, or (ii) an acquisition of the Company by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction;

                      (c) when the Company first becomes subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; or

                      (d) repayment of the loan pursuant to the Notes and Loan Agreement.

        4.     RIGHT OF CO-SALE

               4.1 Right of Co-Sale. Each of Ross Lyndon-James and Brian Harcourt (individually, a Founder," and collectively, the "Founders") grants the Holders the right to participate in any sale, assignment, pledge or other transfer ("Transfer") of any Shares owned by the Founders on the same terms and conditions on which they, or any one of them, proposes to Transfer their Shares. To the extent that the Holders exercise their right of co-sale as set forth below, the number of Shares that the Founders, or any one of them, may Transfer in a proposed the transaction shall be correspondingly reduced.

               4.2 Exercise of Right. Each time a Founder proposes to Transfer any Shares, he shall first notify the Investor as follows:

                      (a) The selling Founder shall deliver a notice ("Participation Notice") to the Holders stating (i) the Founder's bona fide intention to Transfer his Shares, (ii) the number of such Shares to be Transferred, and (iii) the price and other terms upon which he proposes to Transfer his Shares.

                      (b) By written notification to the selling Founder within five (5) days after receiving the Participation Notice, the Holders may elect to Transfer, at the price and on the terms specified in the Participation Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Notes and upon exercise of the Warrant then held by such Holder bears to the total number of shares of Common Stock outstanding or issuable upon conversion of the Notes and exercise of the Warrant.

                      (c) Each Holder shall effect its participation in the Transfer by promptly delivering to the selling Founder, for transfer to the prospective purchaser, one or more certificates, properly endorsed for transfer, which represent (i) the type and number of Shares that the Holder elects to Transfer; or (ii) that number of Shares that is at such time convertible into or exercisable for the number of shares of Common Stock that such Holder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of the Warrant in lieu of Common Stock, such Holder shall exercise such Warrant for Common Stock and deliver Common Stock to the prospective purchaser. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

               4.3 Obligation to Effect Transfer. The stock certificate or certificates that the Holders deliver to the selling Founder pursuant to paragraph 4.2(c) shall be transferred to the prospective purchaser upon consummation of the Transfer of the Shares pursuant to the terms and conditions specified in the Participation Notice, and the Founder shall concurrently therewith remit to each participating Holder that portion of the Transfer proceeds to which such Holder is entitled by reason of its participation in such Transfer.

               4.4 Termination of Rights. The rights of co-sale set forth in this Section 4 shall terminate upon the earlier of (a) the effective date of the registration statement pertaining to a public offering of shares of Common Stock resulting in gross proceeds to the Company of no less than ten million dollars ($10,000,000); (b) a sale, lease or other disposition of all or substantially all of the Company's assets; or (c) an acquisition of the Company by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction.

        5.     MISCELLANEOUS

               5.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including permitted transferees of any Registrable Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               5.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.



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

               5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               5.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid or upon delivery to a recognized courier service and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance or the acquiescence thereof, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on any Holder's part of any breach default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to Holders, shall be cumulative and not alternative.

               5.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               5.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, or shares of Series A Stock, then outstanding and the Company.

               5.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               5.10 Aggregation of Stock. All shares of Registrable Securities or Series A Preferred Stock held or acquired by an Investor and All Related Parties of such Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.



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

               5.11 Entire Agreement. This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

               5.12 Additional Parties. In the event of a subsequent closing with one or more additional investor as provided for in Section 1.3 of the Purchase Agreement between the Company and the Investors, such investor shall become a party to this Agreement as an "Investor" upon receipt from such investor of a fully executed signature page hereto.

               5.13 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of California, County of San Diego, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the proceeding sentence may be served on any party anywhere in the world.


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


The Company:                            Investor:

FitnessAge, Inc.                        Natural Alternatives International, Inc.
a Nevada corporation                    a Delaware corporation


By:    /s/ David G. Forster             By:       /s/ Mark A. LeDoux
   --------------------------------        -------------------------------------
      David G. Forster,  Chief               Mark A. LeDoux, Chief Executive
      Financial Officer                      Officer



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